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                                EXHIBIT (14)(a)

                     Consent of PricewaterhouseCoopers LLP
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                                    FORM OF
                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Combined Prospectus/Proxy Statement filed with Form N-14 under the Securities Act of 1933 relating to the proposed combination of the AmSouth Value Fund (previously AmSouth Equity Fund) and AmSouth Regional Equity Fund of our report dated September 21, 1999 on our audits of the financial statements and financial highlights of AmSouth Equity Income Fund, AmSouth Equity Fund, AmSouth Enhanced Market Fund, AmSouth Capital Growth Fund, AmSouth Select Equity Fund, AmSouth Regional Equity Fund, AmSouth Small Cap Fund, AmSouth Balanced Fund, AmSouth Limited Maturity Fund, AmSouth Government Income Fund, AmSouth Bond Fund, AmSouth Municipal Bond Fund, AmSouth Florida Tax-Free Fund, AmSouth U.S. Treasury Fund, AmSouth Prime Obligations Fund, AmSouth Institutional Prime Obligations Fund, and AmSouth Tax-Exempt Fund (separate portfolios constituting the AmSouth Mutual Funds) which report is included in the Annual Report to Shareholders for the year ended July 31, 1999. We also consent to the references to our Firm in the Combined Prospectus/Proxy Statement filed with Form N-14 under the Securities Act of 1933 relating to the proposed combination of the AmSouth Value Fund (previously AmSouth Equity Fund) and AmSouth Regional Equity Fund.


/s/ PricewaterhouseCoopers LLP
Columbus, Ohio
December 22, 1999